Exhibit 99.1

ASTROTECH ADOPTS LIMITED-DURATION STOCKHOLDER RIGHTS PLAN

Designed to ensure fair and equal treatment of all investors

Austin, Texas, December 21, 2022 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) today announced that its Board of Directors (the “Board”) has unanimously adopted a limited-duration stockholder rights plan (the “Rights Plan”) to protect the interests of all stockholders. The Rights Plan is effective immediately.

The Board adopted the Rights Plan in response to recent significant accumulations of portions of Astrotech outstanding common stock. The Rights Plan is similar to other rights plans adopted by publicly held companies and is intended to enable all Company stockholders to realize the long-term value of their investment in the Company and is designed to protect all stockholder interests by reducing the likelihood that any person or group could gain control of the Company through rapid open-market purchases of the Company’s shares without paying an appropriate premium.

The Rights Plan will position the Board to fulfill its fiduciary duties on behalf of all stockholders by ensuring that the Board has sufficient time to make informed judgments about any attempts to take over the Company. The Rights Plan applies equally to all current and future stockholders and is not intended to deter offers that are fair and otherwise in the best interest of the Company’s stockholders.

While the Rights Plan is effective immediately, the rights will be exercisable only if a person or group acquires beneficial ownership, as defined in the Rights Plan, of 15% or more of the Company common stock, subject to certain exceptions. Subject to the terms of the Rights Plan, if the rights become exercisable, rights held by the triggering entity will become void and will not be exercisable to purchase shares at the reduced purchase price, likely resulting in significant dilution to the triggering entity.

The Rights Plan has a 364-day term, expiring on December 20, 2023, though the Board of the Company may consider whether to terminate the rights plan earlier if circumstances warrant. The rights will be distributed to Company stockholders of record as of the close of business on January 5, 2023.

This announcement is a summary only and is qualified by reference to the full text of the Rights Plan. Further details about the Rights Plan are contained in a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission and will be available on the SEC’s website.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530